As filed with the Securities and Exchange Commission on November 16, 2012
File No. [•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

CORNER STORE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	46-1365950 (I.R.S. Employer Identification No.)
One Valero Way San Antonio, Texas Address of Principal Executive Offices)	78249 (Zip Code)
(210) 345-2000
(Telephone Number, Including Area Code) Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (do not check if a smaller reporting company)	Smaller reporting company ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
The information required by the following Form 10 Registration Statement items is contained in the sections identified below of the information statement attached hereto as Exhibit 99.1, each of which are incorporated into this Form 10 Registration Statement by reference.
Item 1.    Business
The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation and the Distribution,” “Business and Properties,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” “Certain Relationships and Related-Party Transactions” and “Where You Can Find More Information” of the information statement and is hereby incorporated by reference.
Item 1A. Risk Factors
The information required by this item is contained under the sections “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” of the information statement and is hereby incorporated by reference.
Item 2.    Financial Information
The information required by this item is contained under the sections “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” and “Index to Financial Statements” and the financial statements referenced therein of the information statement and is hereby incorporated by reference.
Item 3.     Properties
The information required by this item is contained under the section “Business and Properties” of the information statement and is hereby incorporated by reference.
Item 4.     Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement and is hereby incorporated by reference.
Item 5.     Directors and Executive Officers
The information required by this item is contained under the section “Corporate Governance and Management” of the information statement and is hereby incorporated by reference.
Item 6.     Executive Compensation
The information required by this item is contained under the sections “Corporate Governance and Management—Director Compensation,” “Corporate Governance and Management—Compensation Committee Interlocks and Insider Participation,” “Executive Compensation” and “Compensation Discussion and Analysis” of the information statement and is hereby incorporated by reference.
Item 7.     Certain Relationships and Related Transactions, and Director Independence
The information required by this item is contained under the sections “Certain Relationships and Related-Party Transactions” and “Corporate Governance and Management” of the information statement and is hereby incorporated by reference.
Item 8.     Legal Proceedings
The information required by this item is contained under the section “Business and Properties” of the information statement and is hereby incorporated by reference.

Item 9.     Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
The information required by this item is contained under the sections “Summary,” “The Separation and the Distribution,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock” of the information statement and is hereby incorporated by reference.
Item 10. Recent Sales of Unregistered Securities
The information required by this item is contained under the section “Recent Sales of Unregistered Securities” of the information statement and is hereby incorporated by reference.
Item 11. Description of Registrant’s Securities to be Registered
The information required by this item is contained under the sections “Dividend Policy”and “Description of Capital Stock” of the information statement and is hereby incorporated by reference.
Item 12. Indemnification of Directors and Officers
The information required by this item is contained under the section “Description of Capital Stock—Limitation on Liability of Directors, Indemnification of Directors and Officers, and Insurance” of the information statement and is hereby incorporated by reference.
Item 13. Financial Statements and Supplementary Data
The information required by this item is contained under the sections “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein of the information statement and is hereby incorporated by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 15. Financial Statements and Exhibits
(a)    Financial Statements
The following financial statements are included in the information statement and are hereby incorporated by reference:

•	Unaudited Pro Forma Combined Financial Statements

•	Annual Audited Combined Financial Statements:

◦	Report of Independent Registered Public Accounting Firm

◦	Combined Balance Sheets as of December 31, 2011 and 2010

◦	Combined Statements of Income for the Years Ended December 31, 2011, 2010 and 2009

◦	Combined Statements of Comprehensive Income for the Years Ended December 31, 2011, 2010 and 2009

◦	Combined Statements of Changes in Net Investment for the Years Ended December 31, 2011, 2010 and 2009

◦	Combined Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009

•	Interim Unaudited Combined Financial Statements:

◦	Combined Balance Sheets as of September 30, 2012 and December 31, 2011

◦	Combined Statements of Income for the Nine Months Ended September 30, 2012 and 2011

◦	Combined Statements of Comprehensive Income for the Nine Months Ended September 30, 2012 and 2011

◦	Combined Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011

(b)    Exhibits
The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Valero Energy Corporation and Corner Store Holdings, Inc.*†
3.1	Form of Corner Store Holdings, Inc. Amended and Restated Certificate of Incorporation*
3.2	Form of Corner Store Holdings, Inc. Amended and Restated Bylaws*
4.1	Form of Stockholder’s and Registration Rights Agreement between Valero Energy Corporation and Corner Store Holdings, Inc.*
10.1	Form of Transition Services Agreement between Valero Services, Inc. and Corner Store Holdings, Inc.*
10.2	Form of Transition Services Agreement between Ultramar Ltd. and [Corner Store Holdings, Inc. or subsidiary thereof]*
10.3	Form of Tax Matters Agreement between Valero Energy Corporation and Corner Store Holdings, Inc.*
10.4	Form of Employee Matters Agreement between Valero Energy Corporation and Corner Store Holdings, Inc.*
10.5	Form of Employee Matters Agreement between Ultramar Ltd. and [Corner Store Holdings, Inc. or subsidiary thereof]*
10.6	Employment Agreement between Corner Store Holdings, Inc. and [name of individual employee(s)]*
10.7	Form of Branded Distributor Marketing Agreement between Valero Marketing and Supply Company and [Corner Store Holdings, Inc. or a subsidiary thereof]*
10.8	Form of Master Agreement between Valero Marketing and Supply Company and [Corner Store Holdings, Inc. or a subsidiary thereof]*
10.9	Form of Petroleum Product Sale Agreement between Valero Marketing and Supply Company and [Corner Store Holdings, Inc. or a subsidiary thereof]*
10.10	Form of Petroleum Product Supply Agreement between Ultramar Ltd. and [Corner Store Holdings, Inc. or a subsidiary thereof]*
21.1	Subsidiaries of Corner Store Holdings, Inc.*
99.1	Information Statement of Corner Store Holdings, Inc., preliminary and subject to completion, dated November 16, 2012
__________
* To be filed by amendment.
† Schedules and exhibits thereto to be omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORNER STORE HOLDINGS, INC.

/s/ Michael S. Ciskowski
		By:	Michael S. Ciskowski
		Title:	Chief Executive Officer and President

Dated:	November 16, 2012